SCHEDULE 14A
                                 (Rule 14a-101)


                    INFORMATION REQUIRED IN PROXY STATEMENT


                           SCHEDULE 14A INFORMATION


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                        Securities Exchange Act of 1934

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
Meditrust Corporation                                  Meditrust Operating Company
------------------------------------------------       ------------------------------------------------
(Name of Registrant as Specified In Its Charter)       (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
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



                            [The Meditrust Companies]

                                                              April 22, 1999

Dear Stockholder:

         On May 21, 1999, The Meditrust Companies will hold Special Meetings, at which stockholders will be asked to consider and approve two important proposals. If adopted, the proposals will: a) amend and restate the Meditrust Companies Restated Certificates of Incorporation, as amended; and, b) terminate the Pairing Agreement, as amended, dated December 20, 1979, by and between Meditrust Corporation and Meditrust Operating Company. Your Boards of Directors believe that the proposals are in the best interests of The Meditrust Companies and their stockholders and unanimously recommend a vote FOR the proposals.

         Adoption of these proposals will enable each of The Meditrust Companies to issue unpaired shares of capital stock, and thereby permit them to:

         o more efficiently engage in capital raising and formation transactions;

         o respond in a timely manner to the challenges presented by recently adopted federal legislation limiting the use of the paired share structure; and,

         o capitalize on further opportunities to enhance stockholder value through acquisitions consistent with our growth strategy.

The proposals and the reasons for the recommendations of your Boards of Directors are more fully described in the Joint Proxy Statement and Stockholder Brochure previously mailed to you.

         Since the proposals require the affirmative vote of at least two-thirds of the Companies' outstanding shares, a failure to vote will have the same effect as a vote AGAINST the proposals. Accordingly, you are requested to complete, sign and mail the enclosed duplicate proxies at your earliest convenience. We hope every stockholder will vote his or her shares.

         Your interest and participation in the affairs of The Meditrust Companies are sincerely appreciated.

Very truly yours,

/s/  Thomas M. Taylor                    /s/  David F. Benson       /s/  William C. Baker
Thomas M. Taylor                         David F. Benson            William C. Baker
Interim Chairman of the Boards of        President of Meditrust     President of Meditrust
Directors of The Meditrust Companies     Corporation                Operating Company